UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2014

VICON INDUSTRIES, INC.
(Exact Name of registrant as specified in its charter)

New York	1-7939	11-2160665
(State of Incorporation or	(Commission File Number)	(IRS Employer
Organization)		Identification No.)

131 Heartland Blvd., Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

(631) 952-2288
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

The Merger

On August 29, 2014, Vicon Industries, Inc. (“Vicon”) consummated the transactions contemplated by the Agreement and Plan of Merger and Reorganization dated as of March 28, 2014 (the “Merger Agreement”), by and between Vicon, IQinVision, Inc., a California corporation (“IQinVision”) and VI Merger Sub, Inc., a California corporation and wholly owned subsidiary of Vicon (“Merger Sub”), pursuant to which Merger Sub was merged with and into IQinVision, with IQinVision surviving as a wholly-owned subsidiary of Vicon (the “Merger”).

The consummation of the Merger was subject to a number of conditions, including approval by Vicon’s shareholders of the issuance of shares of Vicon common stock to IQinVision shareholders pursuant to the Merger Agreement, which approval was obtained at Vicon’s Annual Meeting of Shareholders held on August 28, 2014, and the approval by IQinVision’s shareholders of the Merger Agreement and the transactions contemplated thereby, which approval was obtained by written consent.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), all issued and outstanding shares of common and preferred stock of IQinVision (other than shares owned by IQinVision and any subsidiaries of IQinVision, which were cancelled and cease to exist) were converted into the right to receive 4,522,335 shares of Vicon common stock, which amount represents the total number of outstanding shares of Vicon common stock immediately prior to the Effective Time, with cash paid in lieu of fractional shares. Based on the 4,522,335 shares of Vicon common stock outstanding and the 12,929,025 shares of IQinVision capital stock outstanding (including 5,766,922 shares of common stock, 920,051 shares of Series A preferred stock, 3,295,428 shares of Series B preferred stock, 1,444,212 shares of Series C preferred stock and 1,502,412 shares of Series D preferred stock), as of the Effective Time, the issued and outstanding shares of common and preferred stock of IQinVision were converted into such total number of outstanding shares of Vicon common stock in accordance with a conversion formula of approximately 0.2525 for each share of IQinVision common stock and of approximately 0.4013 for each share of common stock into which each share of preferred stock of IQinVision was convertible, subject to adjustment for fractional shares of Vicon common stock pursuant to the Merger Agreement. Each outstanding share of IQinVision Series A preferred stock was convertible into approximately 1.5203 shares of IQinVision common stock and each outstanding share of IQinVision Series B, Series C and Series D preferred stock was convertible into one share of IQinVision common stock.

In addition, as of the Effective Time of the Merger, all outstanding IQinVision options and stock appreciation rights, as well as IQinVision’s 2011 Stock Incentive Plan and 2001 Stock Incentive Plan, were assumed by Vicon. Each option and stock appreciation right Vicon assumed in the Merger was converted into an option to purchase or stock appreciation right with respect to, as applicable, a number of shares of Vicon’s common stock representing the number of IQinVision shares subject to such option or stock appreciation right multiplied by approximately 0.2525. The exercise price of each option and the base value per share of Vicon common stock for each stock appreciation right were proportionately adjusted.

Special Cash Dividend Payment

On June 9, 2014, Vicon declared a special cash dividend of $0.55 per share payable to Vicon’s shareholders of record as of July 11, 2014, payable within 15 days after the Effective Time, subject to the satisfaction of the closing conditions set forth in the Merger Agreement. The special cash dividend will be payable on September 12, 2014.

Post-Closing Lock-up Agreements

Concurrently and in connection with the execution of the Merger Agreement, certain shareholders of IQinVision and the continuing directors of Vicon following the Merger had entered into post-closing lock-up agreements with Vicon (the “Post-Closing Lock-up Agreements”). Pursuant to these agreements, each such shareholder will be subject to lock-up restrictions on the sale of Vicon common stock acquired in the Merger and/or owned by such shareholder immediately prior to the Effective Time, pursuant to which such shareholder may not, subject to certain exceptions, sell any of such Vicon common stock for a period of six months after the Effective Time.

The foregoing description of the Merger Agreement and the transactions related thereto is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 to Vicon’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2014, and incorporated herein by reference.

The foregoing description of the Post-Closing Lock-up Agreements does not purport to be complete and is qualified in its entirety by reference to the form of agreement attached as Exhibit 10.3 to Vicon’s Current Report on Form 8-K filed with the SEC on March 31, 2014, and incorporated herein by reference.

A copy of the press release, dated August 29, 2014, announcing the completion of the Merger and related matters, and the payment date for the special cash dividend, is included as Exhibit 99.1 to this Form 8-K and incorporated into this Item 2.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time of the Merger, the resignations of W. Gregory Robertson and Bernard F. Reynolds from the Vicon board of directors, which resignations had previously been delivered to Vicon on March 28, 2014 in connection with the execution of the Merger Agreement, became effective. Mr. David Wright had also executed a written resignation in connection with the execution of the Merger Agreement, which was to be contingent and effective upon the completion of the Merger; however, as previously disclosed, on May 5, 2014 he delivered to Vicon a separate written resignation from the Vicon board of directors effective as of May 15, 2014. As of the Effective Time and in accordance with the Merger Agreement, the board of directors of Vicon consists of three continuing directors of Vicon, (Messrs. Kenneth M. Darby, Arthur D. Roche and Julian A. Tiedemann) and three directors designated by IQinVision and appointed by Vicon (Messrs. Charles Chestnutt and Joseph Budano and Ms. Gioia Messinger).

Further, as of the Effective Time of the Merger, Mr. Chestnutt, IQinVision’s Chief Executive Officer, was appointed as Executive Vice President and Chief Operating Officer of Vicon, and Mr. Robert Ledenko, IQinVision’s Executive Vice President, was appointed as Senior Vice President of Sales & Marketing of Vicon.

The information required by Items 5.02(c)(2) and (3) of Form 8-K is set forth in Vicon’s proxy statement/prospectus/consent solicitation filed with the SEC on May 29, 2014 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Vicon’s shareholders held on August 28, 2014 (the “Annual Meeting”), 4,369,427 shares of Vicon’s common stock, or approximately 96.6% of the 4,522,335 shares of Vicon common stock issued and outstanding and entitled to vote at the Annual Meeting, were present in person or by proxy.

At the Annual Meeting, Vicon shareholders of record as of the close of business on July 11, 2014 considered each of the following proposals set forth in the Vicon proxy statement/prospectus/consent solicitation filed with the SEC on May 29, 2014: (1) a proposal to approve the issuance of shares of Vicon common stock to IQinVision shareholders pursuant to the Merger Agreement; (2) a proposal to approve the adjournment or postponement of the Annual Meeting, if necessary or appropriate, to solicit additional proxies; (3) a proposal to approve the election of two directors of Vicon (with Kenneth M. Darby and Arthur D. Roche being the nominees) for a term of three years or until a successor is duly elected and qualified, or until their earlier death, resignation or removal; (4) a proposal to approve, on an advisory, non-binding basis, the compensation of Vicon’s named executive officers; and (5) a proposal to approve the ratification of the appointment of BDO USA, LLP as Vicon’s independent registered public accounting firm for the fiscal year ending September 30, 2014.

The voting results at the Annual Meeting with respect to each of the matters described above were as follows:

1. The proposal to approve the issuance of shares of Vicon common stock to IQinVision shareholders pursuant to the Merger Agreement was approved as follows:

FOR	AGAINST	ABSTAIN	NON-VOTES	UNCAST
2,941,855	147,409	15	1,280,148	0

2. The proposal to approve the adjournment or postponement of the Annual Meeting, if necessary or appropriate, to solicit additional proxies was approved as follows:

FOR	AGAINST	ABSTAIN	NON-VOTES	UNCAST
4,107,611	261,427	389	0	0

3. The proposal to approve the election of two directors of Vicon (with Kenneth M. Darby and Arthur D. Roche being the nominees) for a term of three years or until a successor is duly elected and qualified, or until their earlier death, resignation or removal was approved as follows:

	FOR	WITHHELD	NON-VOTES	UNCAST
Kenneth M. Darby	2,906,871	182,408	1,280,148	0
Arthur D. Roche	2,920,144	169,135	1,280,148	0

4. The proposal to approve, on an advisory, non-binding basis, the compensation of Vicon’s named executive officers was approved as follows:

FOR	AGAINST	ABSTAIN	NON-VOTES	UNCAST
2,158,657	914,631	15,991	1,280,148	0

5. The proposal to approve the ratification of the appointment of BDO USA, LLP as Vicon’s independent registered public accounting firm for the fiscal year ending September 30, 2014 was approved as follows:

FOR	AGAINST	ABSTAIN	NON-VOTES	UNCAST
4,091,574	15,640	262,213	0	0

Accordingly, all of the proposals were approved by the shareholders.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

Any financial statements required by Item 9.01(a) will be filed with the Securities and Exchange Commission by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

Any pro forma financial information required by Item 9.01(b) will be filed with the Securities and Exchange Commission by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(c) Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger and Reorganization dated as of March 28, 2014 by and between Vicon Industries, Inc., IQinVision, Inc. and VI Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Vicon Industries, Inc. with the SEC on March 31, 2014).*

99.1	Press release dated August 29, 2014.

* Exhibits and schedules to the Agreement and Plan of Merger and Reorganization have been omitted pursuant to Item 601(b) of Regulation S-K. Vicon will furnish the omitted exhibits and schedules to the SEC upon request by the SEC.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2014

VICON INDUSTRIES, INC.

By:	/s/ Kenneth M. Darby Kenneth M. Darby Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger and Reorganization dated as of March 28, 2014 by and between Vicon Industries, Inc., IQinVision, Inc. and VI Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Vicon Industries, Inc. with the SEC on March 31, 2014).*

99.1	Press release dated August 29, 2014.

* Exhibits and schedules to the Agreement and Plan of Merger and Reorganization have been omitted pursuant to Item 601(b) of Regulation S-K. Vicon will furnish the omitted exhibits and schedules to the SEC upon request by the SEC.